EXHIBIT 99.1

News Release

Weatherford Provides Preliminary Third-Quarter 2021

Performance Update and Announces Third-Quarter 2021

Conference Call

HOUSTON, October 12, 2021 – Weatherford International plc (NASDAQ: WFRD) (“Weatherford” or the “Company”) provides a preliminary financial performance update for the fiscal quarter ended September 30, 2021 and announces it will host a conference call on Tuesday, November 2, 2021 to discuss the Company’s results for the third quarter 2021.

PRELIMINARY FINANCIAL PERFORMANCE UPDATE FOR Q3’21 RELATIVE TO Q2’21

•	Consolidated revenues expected to increase by 4% to 5%
•	Adjusted EBITDA expected to be higher by at least 25% and Adjusted EBITDA margins expected to increase by at least 350 basis points
•	Operating income expected to increase by at least 50%
•	Cash flow from operations and free cash flow expected to be at least 75% higher

Girish Saligram, President and Chief Executive Officer, commented, “Our focus on driving our key imperatives continues to deliver demonstrable proof of the ongoing operational turnaround at Weatherford. We expect to outperform relative to the expectations we laid out in July for Q3, driven by our ability to capture activity increases at greater fall through margins. We recognize that we still have work to do to ensure our goal of sustainable profitability and positive free cash flow generation across cycles and at baseload activity levels. We are committed to institutionalizing the current improvements in our core operating processes to ensure balanced performance going forward. We will provide further details on our Q3 results, as well as the expected impact on Q4 and full-year guidance, as part of our scheduled earnings release on November 2nd.”

Non-GAAP Measures

Weatherford reports its financial results in accordance with U.S. generally accepted accounting principles (GAAP). However, the Company’s management believes that certain non-GAAP financial measures and ratios may provide users of this financial information additional meaningful comparisons between current results and results of prior periods and comparisons with peer companies. The non-GAAP amounts provided should not be considered as substitutes for operating income, net income or other data prepared and reported in accordance with GAAP, but should be viewed in addition to the Company’s reported results prepared in accordance with GAAP.

The percentages reported above are preliminary. The Company is currently unable to determine its net income (loss) for the third quarter 2021 without unreasonable effort because it is still calculating certain income statement line items such as income taxes.  Additional information about the Company’s Non-GAAP Measures including reconciliations to GAAP measures are available in the Company’s most recently filed Earnings Release on Form 8-K for the period ended June 30, 2021.

THIRD QUARTER 2021 CONFERENCE CALL

The conference call will begin on Tuesday, November 2, 2021 at 9:00 a.m. Eastern Time (8:00 a.m. Central Time). Prior to the conference call, the Company will issue a press release announcing the results and the associated presentation slides will be uploaded to the investor relations section of the Weatherford website.

Listeners can participate in the conference call via a live webcast. Alternatively, the conference call can be accessed by registering in advance (which will provide a PIN for immediate access) or by dialing +1 877-328-5344 (within the U.S.) or +1 412-902-6762 (outside of the U.S.) and asking for the Weatherford conference call. Participants should log in or dial in approximately 10 minutes prior to the start of the call.

A telephonic replay of the conference call will be available until November 16, 2021, at 5:00 p.m. Eastern Time. To access the replay, please dial +1 877-344-7529 (within the U.S.) or +1 412-317-0088 (outside of the U.S.) and reference conference number 10160194.

Forward-Looking Statements

This news release contains forward-looking statements concerning, among other things, the Company’s expectations regarding quarterly revenues, operating income and losses, adjusted EBITDA, free cash flow, and are also generally identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “outlook,” “budget,” “intend,” “strategy,” “plan,” “guidance,” “may,” “should,” “could,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions, although not all forward-looking statements contain these identifying words. Such statements are based upon the current beliefs of Weatherford’s management and are subject to significant risks, assumptions, and uncertainties. Should one or more of these risks or uncertainties materialize, or underlying assumptions prove incorrect, actual results may vary materially from those indicated in our forward-looking statements. Readers are cautioned that forward looking statements are only predictions and may differ materially from actual future events or results, including the price and price volatility of oil and natural gas; the extent or duration of business interruptions, demand for oil and gas and fluctuations in commodity prices associated with COVID-19 pandemic; general global economic repercussions related to COVID-19 pandemic; the macroeconomic outlook for the oil and gas industry; and operational challenges relating to the COVID-19 pandemic and efforts to mitigate the spread of the COVID-19 virus and COVID-19 variants, including logistical challenges, protecting the health and well-being of our employees, remote work arrangements, performance of contracts and supply chain disruptions; our ability to generate cash flow from operations to fund our operations; and the realization of additional cost savings and operational efficiencies. Forward-looking statements are also affected by the risk factors described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, and those set forth from time-to-time in the Company’s other filings with the Securities and Exchange Commission. We undertake no obligation to correct or update any forward-looking statement, whether as a result of new information, future events, or otherwise, except to the extent required under federal securities laws.

About Weatherford

Weatherford is a leading global energy services company. Operating in more than 75 countries, the Company answers the challenges of the energy industry with its global talent network of approximately 17,000 team members and approximately 365 operating locations, including manufacturing, research and development, service, and training facilities. Visit weatherford.com for more information or connect on LinkedIn, Facebook, Twitter, Instagram, or YouTube.

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Contact:

Mohammed Topiwala

Weatherford Investor Relations

+1 713-836-7777

investor.relations@weatherford.com

For Media:

Kelley Hughes

Weatherford Global Communications

+1 713-836-4193

kelley.hughes@weatherford.com